SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant                            ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐        Preliminary Proxy Statement
☐        Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒        Definitive Proxy Statement
☐        Definitive Additional Materials
☐        Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Sigma Designs, Inc.
 (Name of Registrant as Specified in its Charter)

__________________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒        No fee required.

☐        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  Title of each class of securities to which transaction applies:

  Aggregate number of securities to which transaction applies:

  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  Proposed maximum aggregate value of transaction:

  Total fee paid:

☐        Fee paid previously by written preliminary materials.

☐        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  Amount Previously Paid:

  Form, Schedule or Registration Statement No.:

  Filing Party:

  Date Filed:

SIGMA DESIGNS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 9, 2000

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Sigma Designs, Inc., a California corporation (the "Company"), will be held on Friday, June 9, 2000 at 2:00 p.m., local time, at the principal executive offices of the Company at 355 Fairview Way, Milpitas, California 95035, for the following purposes:

    To elect four (4) directors to serve for the ensuing year and until their successors are elected.

    To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2001.

    To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on April 12, 2000 are entitled to receive notice of, to attend and to vote at the meeting and any adjournment thereof.

All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy.

FOR THE BOARD OF DIRECTORS

Thinh Q. Tran
Chairman of the Board of Directors,
President and Chief Executive Officer

Milpitas, California
May 12, 2000

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

SIGMA DESIGNS, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

The enclosed Proxy is solicited on behalf of the Board of Directors of Sigma Designs, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held Friday, June 9, 2000, at 2:00 p.m., local time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the principal executive offices of the Company at 355 Fairview Way, Milpitas, California 95035. The Company's telephone number is (408) 262-9003.

These proxy solicitation materials were mailed on or about May 12, 2000 to all shareholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

The purposes of the Annual Meeting are (i) to elect four (4) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2001; and (iii) to transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date and Shares Outstanding

Shareholders of record at the close of business on April 12, 2000 (the "Record Date") are entitled to notice of, and to vote at the Annual Meeting. At the Record Date, 16,296,996 shares of the Company's Common Stock were outstanding. For information regarding security ownership by management and by beneficial owners of more than 5% of the Company's Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of proxy.

Voting and Solicitation

Every shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than four (4) candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote.

Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company's nominees as a director; (ii) FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending January 31, 2001. No business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of shareholders properly arise, the persons named in the enclosed form of proxy will vote such proxy as the Board of Directors may recommend.

Expenses of solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and "entitled to vote on the subject matter" (the "Votes Cast") with respect to such matter.

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker non-votes, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company further believes that neither abstentions nor broker non-votes should be counted as shares "represented and voting" with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes in this manner. Accordingly, abstentions and broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Deadline for Receipt of Shareholder Proposals

Proposals of shareholders intended to be presented at the next Annual Meeting (i) must be received by the Company at 355 Fairview Way, Milpitas, California 95035 no later than January 15, 2001 and (ii) must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's Proxy Statement for that meeting. If a shareholder intends to submit a proposal at the Company's 2001 Annual Meeting which is not submitted in time to be eligible for inclusion in the proxy statement relating to that meeting, the shareholder must give notice to the Company not less than 90 days nor more than 120 days prior to the meeting in accordance with the requirements set forth in the Company's bylaws. If such a shareholder fails to comply with the foregoing notice provisions, the proposal may not be brought before the meeting.

The rules of the Securities and Exchange Commission (the "SEC") provide that a proxy may confer discretionary authority to vote on a matter for an annual meeting of stockholders if the proponent fails to notify the Company at least forty-five (45) days prior to the month and day of mailing of the prior year's proxy statement. Accordingly, if a proponent does not notify the Company on or before March 28, 2001 of a proposal for the 2001 Annual Meeting, management may use its discretionary voting authority to vote on such proposal. All notices of proposals by stockholders, whether or not included in the Company's proxy materials should be sent to Sigma Designs, Inc., 355 Fairview Way, Milpitas, California 95035, Attention: Secretary.

PROPOSAL No. 1
ELECTION OF DIRECTORS

Nominees

A board of four (4) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four (4) nominees named below, three of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified. It is not expected that any nominee will be unable or will decline to serve as a director.

The name of and certain information regarding each nominee is set forth below.

Name of Nominee	Age	Principal Occupation	Director Since
Thinh Q.Tran	46	Chairman of the Board, President and Chief Executive Officer of the Company	1982
William J. Almon(1)(2)	67	Board member of Read-Rite Corporation, Netfish Technologies Inc. and HDI Inc.	1994
William Wang(1)(2)	36	Chairman of the Board, Chief Executive Officer and President of Princeton Graphic Systems.	1995
Julien Nguyen	42	Chairman of the Board and cofounder of ezlogin, and Board member of VM Lab.

_____________________________

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five (5) years. There are no family relationships among the directors or executive officers of the Company.

Mr. Tran, a founder of the Company, has served as President, Chief Executive Officer and Chairman of the Board, since February 1982. Prior to joining the Company, Mr. Tran was employed by Amdahl Corporation and Trilogy Systems Corporation, both of which were involved in the IBM-compatible mainframe computer market.

Mr. Almon has served as a Director of the Company since April 1994. Mr. Almon also serves as a Director of Read-Rite Corporation, Netfish Technologies Inc. and HDI Inc. Most recently Mr. Almon served as Chairman of the Board of Internet Image, an internet software company and was merged with Intraware Inc. in October 1999. In May 1994, Mr. Almon founded and served as Chairman of the Board and Chief Executive Officer of Storemedia, Inc., a manufacturer of thin film disks. From December 1989 until February 1993, Mr. Almon served as President of Conner Peripherals. Prior to 1987, Mr. Almon spent 30 years with IBM Corporation, holding executive positions in both software and hardware management, most recently as Vice President, Low End Storage Products.

Mr. Wang became a Director of the Company in October 1995. From January 1995 to the present, Mr. Wang has served as Chairman of the Board, Chief Executive Officer and President of Princeton Graphic Systems (a supplier of computer monitors) and has served since January 1996 as a Director of Diva LABS. From 1990 to April 1997, Mr. Wang served as Chairman of the Board and Chief Executive Officer of MAG Innovision Co., Inc., a supplier of computer monitors. From 1986 until 1990, Mr. Wang worked at Tatung Company of America in the Video Display Division.

Mr. Nguyen is the cofounder and Chairman of ezlogin, a developer of personalization infrastructure tools for internet sites and wireless carriers. Prior to ezlogin, Mr Nguyen founded Novita Communications, and served as its CEO. Novita developed Java-based communications software and services. In 1998, Novita was acquired by PlanetWeb. From February 1995 to October 1996, Mr. Nguyen served as Co-Chairman and Chief Technical Officer of Sigma Designs. From August 1993 until January 1995, he served as Vice President, Engineering and Chief Technical officer of the Company. From May 1992 until October 1993, Mr. Nguyen was President and Chief Executive of E-Motions, which was acquired by the Company in 1993. Prior to founding E-Motions, Mr. Nguyen worked at Radius Inc. as Director of Product Development and was in charge of all product development for five years. Mr. Nguyen also serves on the board of VM Labs.

Required Vote

The four (4) nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect in the election of directors under California law.

Board Meetings and Committees

The Board of Directors of the Company held a total of four (4) meetings during the fiscal year ended January 31, 2000 (the "Last Fiscal Year"). No incumbent director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he served, if any, during his tenure as a director. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

The Audit Committee of the Board of Directors, currently consisting of Mr. Almon and Mr. Wang, met once during the Last Fiscal Year. The Audit Committee recommends engagement of the Company's independent auditors, and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting policies and its systems of internal accounting controls.

The Compensation Committee of the Board of Directors, currently consisting of Mr. Almon and Mr. Wang, met once during the Last Fiscal Year. The Compensation Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy.

Compensation of Directors

Members of the Board of Directors are currently compensated at the rate of $500 per Board meeting attended plus out-of-pocket expenses related to the attendance at such meetings. During the Last Fiscal Year, Mr. Almon and Mr. Wang were automatically granted options to purchase 2,500 shares of the Company's Common Stock at an exercise price of $6.25 per share pursuant to the Company's 1994 Director Option Plan, as amended.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL No. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending January 31, 2001 and recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

Deloitte & Touche LLP has audited the Company's financial statements for each fiscal year since the Company's inception. Its representatives are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Required Vote

Although stockholder approval is not required for the appointment of Deloitte & Touche LLP, since the Board of Directors has the responsibility of selecting auditors, the Board of Directors has conditioned its appointment of the Company's independent auditors upon the receipt of the affirmative vote of a majority of the votes duly cast at the annual meeting. In the event that the stockholders do not approve the selection of Deloitte & Touche LLP, the Board of Directors will reconsider its appointment.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 2001.

OTHER INFORMATION

Executive Officers

In addition to Mr. Tran, the following persons were executive officers during the Last Fiscal Year and executive officers of the Company as of the Record Date:

Name	Age	Position
John J. Beck III	44	Chief Financial Officer
Silvio Perich	51	Senior Vice President, Worldwide Sales
Jacques Martinella	44	Vice President, Engineering
William K. Wong	52	Vice President, Marketing
Kit Tsui	50	Director of Finance, Chief Accounting Officer and Secretary

Mr. Beck joined the Company in January 2000 as Chief Financial Officer. From 1996 through 1999 Mr. Beck served as Vice President of Finance and Administration at Augeo Software. From 1994 through 1996 Mr. Beck served as the Controller at Meta-Software. Prior to 1994, Mr. Beck held Chief Financial Officer or Vice President finance positions at several technology companies. Mr. Beck served as an Audit Supervisor at Ernst & Young and before that at KPMG Peat Marwick.

Mr. Perich joined the Company in September 1985 as Director, Sales. In September 1992, Mr. Perich became Senior Vice President, Worldwide Sales of the Company. Mr. Perich was a co-founder of Costar Incorporated, a manufacturer's representative organization for high technology products, where he served as partner from October 1979 to September 1985. From September 1972 until September 1979, Mr. Perich served in several sales management roles at Siliconix Inc., a specialty semiconductor manufacturer.

Mr. Martinella joined the Company in May 1994 as Director, VLSI Engineering. In December 1995, Mr. Martinella became Vice President, Engineering. From June 1990 to April 1994, Mr. Martinella served in engineering and management positions at Weitek, a microchip manufacturer. In addition, Mr. Martinella was an engineer at National Semiconductor, a semiconductor manufacturer, from June 1982 to June 1990.

Mr. Wong joined the Company in June 1998 as Vice President, Marketing. From 1995 to 1998 Mr. Wong served as Business Development Director at National Semiconductor Corporation. From 1993 to 1995 Mr. Wong served as Vice President of Marketing for Diamond Multimedia Systems. Prior to 1993, Mr. Wong held several senior marketing and sales management positions at Intel Corporation for 18 years. Mr. Wong resigned from the Company effective as of April 21, 2000.

Ms. Tsui joined the Company in November 1982 as its Accounting Manager. Ms. Tsui was promoted to Director of Finance in February 1990, Interim Chief Financial Officer and Secretary in December 1996 and to Chief Accounting Officer in January 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission and with the National Association of Securities Dealers. Such officers, directors, and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to the Last Fiscal Year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to the Company's officers, directors and 10% shareholders were complied with.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and each of the four other most highly compensated individuals who served as executive officers of the Company at fiscal year end (the "Named Officers") and (iv) all individuals who served as directors or executive officers at fiscal year end as a group:

	Shares Beneficially Owned (1)(2)
Name	Number	Percent
Thinh Q. Tran (3)	1,149,582	6.6
Silvio Perich (4)	207,915	1.2
Jacques Martinella (5)	86,047	*
William K.Wong (6)	1,333	*
William J. Almon (7)	40,625	*
William Wang(8)	19,125	*
All Directors and Executive Officers at fiscal year end as a group (8 persons)(9)	1,598,248	9.2

_____________________________

* Less than 1%.

  The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days of April 12, 2000 through the exercise of any stock option or other right.

  The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. Unless otherwise noted, the address for all persons shall be the principal executive office of the Company.

  Includes 703,289 shares issuable upon exercise of outstanding options which were exercisable at April 12, 2000 or within sixty (60) days thereafter.

  Includes 204,915 shares issuable upon the exercise of outstanding options which were exercisable at April 12, 2000 or within sixty (60) days thereafter.

  Includes 86,047 shares issuable upon the exercise of outstanding options which were exercisable at April 12, 2000 or within sixty (60) days thereafter.

  Includes 1,333 shares issuable upon the exercise of outstanding options which were exercisable at April 12, 2000 or within sixty (60) days thereafter.

  Includes 20,625 shares issuable upon the exercise of outstanding options which were exercisable at April 12, 2000 or within sixty (60) days thereafter.

  Includes 18,125 shares issuable upon the exercise of outstanding options which were exercisable at April 12, 2000 or within sixty (60) days thereafter.

  Includes 1,102,090 shares issuable upon the exercise of outstanding options held by eight (8) officers and directors which were exercisable at April 12, 2000 or within sixty (60) days thereafter.

Executive Compensation

The following table shows, as to each of the Named Officers, information concerning compensation paid for services to the Company in all capacities during the three fiscal years ended January 31, 2000:

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Securities Underlying Options (#)
Thinh Q. Tran Chairman of the Board, President and Chief Executive Officer	2000 1999 1998	$231,565 220,500 215,816	$120,000(1) -- --	-- 200,000 320,000
Silvio Perich Senior Vice President, Worldwide Sales	2000 1999 1998	$136,442 131,250 131,250	$108,435(2) 46,460(2) 11,299(2)	-- 75,000 35,000
Jacques Martinella Vice President, Engineering	2000 1999 1998	$147,293 136,500 136,500	$43,385(3) 37,100(3) 27,100(3)	20,000 50,000 50,000
William K. Wong (4) Vice President, Marketing	2000 1999	$150,784 98,077(5)	-- --	15,000 80,000

_____________________________

  Represents a performance bonus paid to Mr. Tran for such fiscal year.

  Represents total amount of commission paid to Mr. Perich for such fiscal year.

  Represents a performance bonus paid to Mr. Martinella for such fiscal year.

  Mr. Wong resigned from the Company effective as of April 21, 2000.

  Mr. Wong joined the Company in June 1998. This amount represents the total amount of salary paid to Mr. Wong for the fiscal year ended January 31, 1999.

Option Grants in Last Fiscal Year

The following table shows, as to each of the Named Officers, option grants during the Last Fiscal Year and the potential realizable value of options, assuming 5% and 10% appreciation, at the end of their term:

Name	Number of Securities Underlying Options Granted	% of Total Options Granted To Employees in Fiscal Year(1)	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of 5%(2) 10%(2)
William K. Wong	15,000 (3)	4.47%	$ 5.75	11/01/2010	$54,242	$137,460
Jacques Martinella	20,000 (3)	5.96%	5.75	11/01/2010	72,323	183,280

_____________________________

  The Company granted options representing 335,500 shares to employees in the Last Fiscal Year under the Company's 1994 Stock Plan.

  The 5% and 10% assumed annual rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock price.

  These options were granted under the Company's 1994 Stock Plan and have exercise prices equal to the fair market value on the date of grant. The options become exercisable cumulatively over a period of five (5) years at the rate of twenty percent (20%) of the shares one (1) year after the vesting commencement date specified in the grants and one-sixtieth (1/60) of the shares each month thereafter for the next four (4) years. The options expire ten (10) years from the date of grant. The 1994 Stock Plan is currently administered by the Board of Directors, except for grants to executive officers, which are administered by the Compensation Committee. The Board of Directors and the Compensation Committee have broad discretion and authority to amend outstanding options and to reprice options, whether through an exchange of options or an amendment thereto. Grants under the Stock Plan are made at the discretion of the Board of Directors; accordingly, future grants under the Stock Plan are not yet determinable.

Aggregate Option Exercises in Last Fiscal Year End Option Values

The following table shows, as to each of the Named Officers, information concerning options exercised during the Last Fiscal Year and the value of options held at fiscal year end:

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-money Options at Fiscal Year End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Thinh Q. Tran....	30,000	$219,600	660,622	309,378	$4,791,753	$2,188,647
Silvio Perich...	10,000	89,400	193,416	76,584	1,426,681	600,219
Jacques Martinella...	10,000	60,000	78,382	78,000	573,706	510,410
William K. Wong.	--	--	29,333	65,667	197,118	398,682

_____________________________

  Calculated by determining the difference between the closing price of the securities underlying the options at January 28, 2000 ($9.63) as reported on the Nasdaq National Market and the exercise price of the options.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. It also administers the Company's employee stock benefit plan for executive officers. The Compensation Committee is currently composed of independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively, the "Executive Officers") should be influenced by the Company's performance. The Committee establishes the salaries of all of the Executive Officers by considering (i) the Company's financial performance for the past year, (ii) the achievement of certain objectives related to the particular Executive Officer's area of responsibility, (iii) the salaries of executive officers in similar positions of comparably-sized companies and (iv) the relationship between revenue and executive officer compensation. The Committee believes that the Company's executive officer salaries in the last fiscal year were comparable in the industry for similarly-sized business.

In addition to salary, the Committee, from time to time, grants options to Executive Officers. The Committee thus views stock option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the Company's stock price, the Committee believes that options motivate Executive Officers to manage the Company in a manner which will also benefit shareholders. As such, options are granted at the current market price. One of the principal factors considered in granting stock options to an Executive Officer is the Executive Officer's ability to influence the Company's long-term growth and profitability.

Chief Executive Officer Compensation

Thinh Q. Tran, in his capacity as the Chief Executive Officer, participates in the same compensation programs as the other Named Officers. The Compensation Committee has targeted Mr. Tran's total compensation, including compensation derived from the performance bonus plan and stock option plan, at a level it believes is competitive with the average amount paid by other multimedia software and hardware companies with similar revenues and growth rates.

Mr. Tran's annual base salary was increased from approximately $220,500 to $231,565 in fiscal 2000. The Compensation Committee based its decision on Mr. Tran's efforts to improve Company performance during fiscal 2000, to increase revenues and market share in an increasingly competitive market, including contributions to continued releases of new products and product updates. The Compensation Committee also considered the need to offer Mr. Tran a competitive salary in order to retain him in a geographic market where demand for qualified Chief Executive Officers is intense. The Committee believes a bonus plan to Mr. Tran during fiscal 2000 is competitive in the industry and a necessary retention component.

Deductibility of Executive Compensation

Beginning in 1994, the Internal Revenue Code of 1986, as amended (the "Code") limited the federal income tax deductibility of compensation paid to the Company's chief executive and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval.) Considering the Company's current compensation plans and policy, the Company and the Compensation Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, the Company's compensation plans and policy will be modified to maximize deductibility if the Company and the Compensation Committee determine that such action is in the best interests of the Company.

Compensation Committee of the Board of Directors

William J. Almon

William Wang

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of William J. Almon and William Wang, each of whom is an independent, non-employee director. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Company Stock Price Performance

The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for the five-year period beginning January 31, 1995 and ending January 31, 2000 for the Company, the CRSP Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Index") and the CRSP Index for Computer Manufacturers' Stocks (the "Nasdaq Computer Manufacturers' Index"). The graph assumes that $100 was invested in the Company's Common Stock on January 31, 1995 and in the Nasdaq Index and the Nasdaq Computer Manufacturers' Index on January 31, 1995. Note that historic stock price performance is not necessarily indicative of future stock price performance.

Comparison of Five-Year Cumulative Total Returns

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

(GRAPH)

Date	Sigma Designs, Inc.	Nasdaq Stock Market	Nasdaq Computer Manufacturers Stocks
1/31/1995	$100	$100	$100
1/31/1996	$116.038	$141.298	$160.846
1/31/1997	$152.830	$185.264	$233.433
1/30/1998	$48.113	$218.659	$283.000
1/29/1999	$74.057	$342.214	$693.638
1/31/2000	$133.962	$532.679	$1160.959

Notes:

  The lines represent yearly index levels derived from compounded daily returns that include all dividends.

  If the yearly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

  The index level for all series was set to $100.0 on 01/31/95.

The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement (or any portion thereof) into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporated this performance by reference, and shall not otherwise by deemed filed under such Acts.

OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, at your earliest convenience.

FOR THE BOARD OF DIRECTORS

Thinh Q. Tran
Chairman of the Board of Directors,
President and Chief Executive Officer

Dated: May 12, 2000

APPENDIX A

PROXY	SIGMA DESIGNS, INC.	PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

June 9, 2000

The undersigned shareholder of Sigma Designs, Inc. (the "Company"), hereby appoints Thinh Q. Tran and Kit Tsui and each of them, with power of substitution to each, true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all the shares of Common Stock of the Company held of record by the undersigned on April 12, 2000, at the 2000 Annual Meeting of Shareholders of the Company to be held on Friday, June 9, 2000 at 2:00 p.m., local time, at the Company's principal executive offices at 355 Fairview Way, Milpitas, California 95035, and any adjournments or postponements thereof.

(Continued, and to be signed on the other side)

FOLD AND DETACH HERE

	FOR	WITHHOLD ALL
1. ELECTION OF DIRECTORS: Nominees: Thinh Q. Tran, William J. Almon William Wang and Julien Nguyen	[ ]	[ ]

INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

[X] Please mark your votes as this
	FOR	AGAINST	ABSTAIN
2. APPOINTMENT OF INDEPENDENT AUDITORS To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2001.	[ ]	[ ]	[ ]
3. In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof.	[ ]	[ ]	[ ]

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR Proposals 1 and 2. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement dated May 12, 2000.

Annual Report to Shareholders.

Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.
Signature(s) ________________________ Dated _________, 2000

Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership please sign in partnership name by an authorized person.

FOLD AND DETACH HERE